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                                                  Exhibit 24


                              POWER OF ATTORNEY
                              -----------------

          The undersigned director of W. R. GRACE & CO. ("Company") hereby appoints BRIAN J. SMITH, RICHARD N. SUKENIK and ROBERT B. LAMM as his true and lawful attorneys-in-fact for the purpose of signing the Company's Registration Statement on Form S-8, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission, relating to the issuance of shares of the Company's Common Stock pursuant to the Company's 1994 Stock Incentive Plan. Each of such attorneys-in-fact is appointed with full power to act without the other.


     /s/ G. C. Dacey               /s/ V. A. Kamsky
     /s/ E. W. Duffy               /s/ P. S. Lynch
     /s/ H. A. Eckmann             /s/ R. C. Macauley
     /s/ C. H. Erhart, Jr.         /s/ R. Milliken
     /s/ J. W. Frick               /s/ E. W. Pyne
     /s/ J. P. Grace               /s/ D. W. Robbins, Jr.
     /s/ C. L. Hampers             /s/ E. J. Sullivan
     /s/ G. J. Humphrey            /s/ D. L. Yunich
     /s/ G. P. Jenkins



Dated: June 15, 1994

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                              POWER OF ATTORNEY
                               -----------------


          The undersigned, President and Chief Executive Officer (Principal Executive Officer) and a director of W. R. GRACE & CO. ("Company"), hereby appoints BRIAN J. SMITH, RICHARD N. SUKENIK and ROBERT B. LAMM as his true and lawful attorneys-in-fact for the purpose of signing the Company's Registration Statement on Form S-8, and all amendments and post-effective amendments thereto, to be filed with the Securities and Exchange Commission, relating to the issuance of shares of the Company's Common Stock pursuant to the Company's 1994 Stock Incentive Plan. Each of such attorneys-in-fact is appointed with full power to act without the other.

                                   /s/ J. P. Bolduc

Dated: June 15, 1994